                                                                    Exhibit 99.2

                               KANA SOFTWARE, INC.

                          UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS

         The following unaudited pro forma combined statement of operations has been prepared to give effect to the merger of Kana and Broadbase using the purchase method of accounting. For purposes of the pro forma data, Kana's consolidated statement of operations for the six-months ended June 30, 2001 has been combined with Broadbase's consolidated statement of operations for the period from January 1, 2001 to June 29, 2001 (merger date), as if the merger had occurred on January 1, 2001.

          The unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the merger occurred as of the beginning of the period, nor is it necessarily indicative of the future results of operations. The unaudited pro forma combined financial statement includes adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of Broadbase. These estimates are subject to change.

         This unaudited pro forma combined statement of operations is based upon the respective historical consolidated financial statements of Kana and Broadbase and should be read in conjunction with the historical consolidated financial statements of Kana and Broadbase and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information Kana and Broadbase have on file with the Securities and Exchange Commission.


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                               KANA SOFTWARE, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 2001
                      (In thousands, except per share data)


                                                                                                          Pro Forma
                                                                                                          ---------
                                                                  Kana        Broadbase         Adjustments         Combined
                                                                  ----        ---------         -----------         --------

Revenues:
     License                                                 $    21,444     $      16,112      $         -          $     37,556
     Service                                                      23,198            10,365                -                33,563
                                                             --------------------------------------------------------------------
Total revenues                                                    44,642            26,477                -                71,119
                                                             --------------------------------------------------------------------
Cost of revenues:
     License                                                       1,286             1,546                -                 2,832
     Service                                                      22,823            11,251             (218) (c)           33,856
     Amortization of acquired core and developed technology            -             3,240           (3,240) (a)                -
                                                             --------------------------------------------------------------------
Total cost of revenues                                            24,109            16,037           (3,458)               36,688
                                                             --------------------------------------------------------------------
Gross profit                                                      20,533            10,440            3,458                34,431
                                                             --------------------------------------------------------------------
Operating expenses:
     Sales and marketing                                          40,323            23,365             (583) (c)           63,105
     Research and development                                     19,222            13,255           (1,009) (c)           31,468
     General and administrative                                    8,591             8,989           (1,959) (c)           15,621
     Amortization of goodwill and identifiable intangibles         6,362            57,833          (59,407) (a)            4,788
     Amortization of stock-based compensation                    100,582            14,403            5,722  (b)          120,707
     Restructuring costs                                          54,257             3,947                -                58,204
     Merger and transition related costs                           6,676            16,962                -                23,638
     Goodwill impairment                                         603,446           958,219                -             1,561,665
                                                             --------------------------------------------------------------------
Total operating expenses                                         839,459         1,096,973          (57,236)            1,879,196
                                                             --------------------------------------------------------------------

Operating loss                                                  (818,926)       (1,086,533)          60,694            (1,844,765)
Other income (expense), net                                           50             3,659                                  3,709
                                                             --------------------------------------------------------------------
Loss from continuing operations                                 (818,876)       (1,082,874)          60,694            (1,841,056)
Discontinued operation:
     Loss from operations of discontinued operation                 (125)                -                -                  (125)
     Loss on disposal, including provision of $1.1 million
        for operating losses during phase-out period              (3,667)                -                -                (3,667)
                                                             --------------------------------------------------------------------
Net loss                                                     $  (822,668)    $  (1,082,874)     $    60,694          $ (1,844,848)
                                                             ====================================================================
Basic and diluted loss per share:
    Loss from continuing operations                          $     (8.95)    $      (13.22)                          $     (10.39)
    Loss from discontinued operation                         $     (0.04)    $           -                           $      (0.02)
    Net loss                                                 $     (8.99)    $      (13.22)                          $     (10.41)

Shares used in computing basic
    and diluted net loss per share                                91,526            81,909                                177,247

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.



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                               KANA SOFTWARE, INC.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS

1.   BASIS OF PRO FORMA PRESENTATION

     On June 29, 2001, Kana Software, Inc. ("Kana") finalized the acquisition of Broadbase. In connection with the merger, each share of Broadbase common stock outstanding immediately prior to the consummation of the merger was converted into 1.05 shares of Kana common stock (the "Exchange Ratio") and Kana assumed Broadbase's outstanding stock options and warrants based on the Exchange Ratio, issuing approximately 86.7 million shares of Kana common stock and assuming options and warrants to acquire approximately 26.6 million shares of Kana common stock. The transaction was accounted for using the purchase method of accounting.

     The unaudited pro forma combined statement of operations for the six-months ended June 30, 2001 presents the effect of the merger of Kana and Broadbase as if the merger had occurred on January 1, 2001. No separate unaudited pro forma combined balance sheet as of June 30, 2001 is presented as the merger of Kana and Broadbase was consummated on June 29, 2001 and the merger is already reflected in the historical balance sheet of Kana as of the same date.

2.   PRELIMINARY PURCHASE PRICE

     The estimated purchase price was approximately $99.2 million, measured as the average fair market value of Kana's outstanding common stock from April 5 to April 11, 2001, two trading days before and after the merger agreement was announced plus the Black-Scholes calculated value of the options and warrants of Broadbase to be issued by Kana in the merger, and other costs directly related to the merger as follows (in thousands):

     Fair market value of common stock ..........................   $    81,478
     Fair market value of options and warrants assumed ..........        12,586
     Acquisition-related costs ..................................         5,107
                                                                   -------------
     Total ......................................................   $    99,171
                                                                   =============

     The preliminary allocation of the purchase price to assets acquired and liabilities assumed, which is subject to change based upon Kana's final analysis, is as follows (in thousands):


     Tangible assets acquired ...................................   $   125,144
     Deferred compensation ......................................        20,234
     Liabilities assumed ........................................       (36,761)
     Deferred credit - negative goodwill ........................        (9,446)
                                                                   -------------
       Net assets acquired ......................................   $    99,171
                                                                   =============

     Deferred compensation acquired in connection with the merger will be amortized over the remaining vesting period of the options issued by Kana. Negative goodwill will be amortized through December 31, 2001 based upon its estimated useful life of three years.

3. PRO FORMA ADJUSTMENTS

Statement of Operations

         The accompanying unaudited pro forma combined statements of operations has been prepared as if the merger of Kana and Broadbase was completed on January 1, 2001 and reflects the following pro forma adjustments:

         (a) To eliminate amortization of Broadbase historical goodwill and other purchased intangible assets and to record the amortization of deferred credit-negative goodwill resulting from the merger of Kana and Broadbase on a straight-line basis over a three-year period.

         (b) To record amortization of deferred stock-based compensation resulting from the merger of Kana and Broadbase.

         (c) To eliminate depreciation expense of Broadbase for the period from January 1, 2001 through June 29, 2001, due to the reduction of the carrying amount of Broadbase's property and equipment to $0 due to the fair value of the Broadbase acquired assets exceeding the purchase price resulting in a deferred credit-negative goodwill.